Exhibit 4.2

                          REGISTRATION RIGHTS AGREEMENT


         Registration Rights Agreement (the "Agreement"), dated as of September 8, 1997, by and among Local Financial Corporation (the "Company"), a Delaware corporation, Friedman, Billings, Ramsey & Co., Inc., as Placement Agent (as herein defined), and each of the undersigned Investors (hereinafter referred to individually as an "Investor" and collectively as the "Investors").


                                   WITNESSETH:


         WHEREAS, the Company, the Placement Agent and each of the Investors have entered into a Purchase Agreement, dated as of September 8, 1997, providing for the purchase by the Investors of: (i) the Company's Senior Notes due 2004 (the "Senior Notes"); (ii) shares of the Company's common stock, par value $.01 per share (the "Common Stock"); or (iii) a combination of Senior Notes and Common Stock, in each case subject to the terms and conditions set forth therein; and

         WHEREAS, the Company desires to provide the Investors with certain registration rights with respect to the Senior Notes and the shares of Common Stock purchased pursuant to the Purchase Agreement or, in the case of the Placement Agent, issued upon exercise of the Warrants;

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Company and the Investors agree as follows:

         Section 1.        Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.



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                  (b) "Business Day" shall mean any day except a Saturday,
         Sunday or other day on which commercial banks and savings institutions in the State of Oklahoma are authorized or obligated by law to close.

                  (c) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  (d) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                  (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (f) "Holder" shall mean any holder of outstanding Registrable Securities, including any Person to whom Registrable Securities have been transferred in compliance with this Agreement.

                  (g) "Indenture" shall mean the Indenture dated as of September 2, 1997 between the Company and The Bank of New York, a New York banking corporation, as trustee, as the same may be amended from time to time in accordance with the terms thereof, providing for the issuance of the Senior Notes.

                  (h) "Initiating Holders" shall mean one or more Holders of either: (i) not less than 35% in aggregate principal amount of the Senior Notes; or (ii) not less than 25% of the shares of Common Stock then outstanding.

                  (i) "Issue Date" shall mean September 2, 1997, the date of original issuance pursuant to the Purchase Agreement of the Senior Notes and the shares of Common Stock.

                  (j) "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  (k) "Placement Agent" means Friedman, Billings, Ramsey & Co., Inc., in its capacity as private placement agent with respect to the offering of Common Stock and Senior Notes pursuant to the Purchase Agreement.

                  (l) "Prospectus" shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments

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         and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  (m) "Purchase Agreement" shall mean the Purchase Agreement, dated as of September 2, 1997, among the Company, the Placement Agent and the Investors, as amended, supplemented or otherwise modified from time to time.

                  (n) "Registrable Securities" shall mean (i) the Senior Notes and (ii) the shares of Common Stock issued pursuant to the Purchase Agreement (including the shares of Common Stock which may be issued upon exercise of the Warrants) and (iii) any shares of the capital stock (or rights to receive capital stock of the Company) issued in respect of the Common Stock issued pursuant to the Purchase Agreement (including shares of Common Stock issuable upon exercise of the Warrants), by reason of, or in connection with, any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock issued pursuant to the Purchase Agreement (including shares of Common Stock issuable upon exercise of the Warrants). Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold to or through a broker or dealer or underwriter or
         (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, if in any such case, all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                  (o) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  (p) "Senior Notes" shall mean the Senior Notes due 2004 of the Company issued by the Company pursuant to the Purchase Agreement.

                  (q) "Shelf Registration" shall have the meaning set forth in
         Section 3 of this Agreement.

                  (r) "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of
         Section 3 of this Agreement which covers all of the Registrable Securities required to be registered on an appropriate form for purposes of an offering on a continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that maybe adopted by the Commission.

                  (s) "Warrants" shall mean the Warrants of the Company issued by the Company to the Placement Agent pursuant to the Purchase Agreement as

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         compensation, in part, for its efforts in advising and assisting the
         Company in the sale of Common Stock and Senior Notes.

         Section 2.        Restrictions on Transferability.

         The Registrable Securities shall not be sold, transferred or otherwise disposed of, except in accordance with and subject to the provisions of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

         Section 3.        Shelf Registration Rights.

         (a) The Company shall, at the Company's cost, subject to Section 6 hereof,

                  (i) within 120 days after the Issue Date, file with the Commission, and thereafter use its best efforts to cause to be declared effective as promptly as practicable, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time;

                  (ii) use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders identified as selling security holders in such Shelf Registration Statement for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or until such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities shall be saleable without registration pursuant to Rule 144 (or any similar provision then in effect), or as a result of any changes in the existing registration requirements under the Securities Act which eliminate the Holders' need for the Shelf Registration Statement, or upon receipt of an opinion of counsel satisfactory to the Company which provides that all Registrable Securities may be resold without registration in a transaction that would result in the Registrable Securities being freely tradeable provided that the purchaser is not an affiliate of the Company (the Effectiveness Period"); and

                  (iii) notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements

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         therein, in light of the circumstances under which they were made, not misleading, except that the Company shall be entitled to rely on the information provided to them by the Holders with respect to such Holders.

         (b) Any Holder desiring to sell Registrable Securities pursuant to the Shelf Registration Statement shall provide not less than five (5) days' prior written notice to the Company. Any such notice shall specify the aggregate principal amount of the Senior Notes or the number of shares of Common Stock proposed to be sold and the intended method of disposition thereof. The Company shall use its best efforts to promptly file any required amendment(s) to the Shelf Registration Statement in order to facilitate any sales of Senior Notes and/or Common Stock as described above. Notwithstanding anything herein to the contrary, during such period that the Company is conducting an Underwritten Offering pursuant to Section 4 hereof, a Holder who does not elect to participate in such Underwritten Offering shall have its right to sell Registrable Securities pursuant to the Shelf Registration Statement suspended.

         (c) If Initiating Holders so elect, the offering of such Registrable Securities pursuant to such Shelf Registration shall be in the form of an underwritten offering. If any Shelf Registration is in the form of an underwritten offering, the Initiating Holders will select and retain the investment banker or investment bankers and manager or managers that will administer the offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

         Section 4.        Underwritten Offerings.

         (a) In connection with any public underwriting of Company securities that are covered by a Shelf Registration Statement, the Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and any such underwriting agreement shall require that the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also shall be made to and for the benefit of such Holders and that the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders.

         (b) No Holder may participate in any underwritten offering under
Section 3 unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangement approved by the Company and
(ii) completes and executes all questionnaires, powers of attorney, indemnities, securities escrow agreements, underwriting agreements and other documents required under the terms of such underwriting, and furnishes to the Company such information as the Company may reasonably request in writing for inclusion in the Shelf Registration Statement (and the Prospectus included therein); provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than

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representations, warranties or agreements regarding such Holder and such
Holder's intended method of distribution and any other representation required by law.

         (c) In the case of any underwritten offering, the Company shall provide written notice to the Holders of all of the Registrable Securities of such underwritten offering at least 30 days prior to the filing of a Prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which the Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering.

         Section 5.        Registration Expenses.

         The Company will pay all reasonable registration expenses in connection with any registration pursuant to Section 3 of this Agreement, including, without limitation, all registration and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws, printing expenses, and fees and expenses of counsel for the Company and of all independent public accountants of the Company (including the expenses of any "comfort" letters and updates thereof required by or incident to the foregoing) in connection with such registration, except that the following expenses shall not be borne by the Company: underwriting discounts and commissions, underwriting expenses and transfer taxes, if any (other than discounts, commissions, expenses and transfer taxes relating to securities offered and sold by the Company) and cost of liability insurance (except to the extent carried by the Company on its own behalf).

         Section 6.        Registration Procedures.

         Whenever the Company seeks to effect the registration of any shares of Registrable Securities under the Securities Act as provided in Section 3, the Company agrees it will, as expeditiously as possible, subject to the terms and conditions of such sections:

         (a) prepare and file with the Commission the requisite Shelf Registration Statement to effect such registration, use its best efforts to cause such Shelf Registration Statement to become effective and promptly notify each Holder of Registrable Securities covered by such Shelf Registration Statement and any managing underwriter of the effectiveness thereof;

         (b) prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective, notify each Holder of Registrable Securities covered by such Shelf Registration Statement and any managing underwriter as promptly as practicable of any request by the Commission for amendments

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or supplements to such Shelf Registration Statement or related Prospectus or for additional information and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Shelf Registration Statement until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Shelf
Registration Statement;

         (c) furnish to each seller of Registrable Securities covered by such Shelf Registration Statement such number of conformed copies of such Shelf Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus contained in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

         (d) use its best efforts to register or qualify all Registrable Securities covered by such Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Shelf Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to
(i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 6(d) be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

         (e) use its best efforts to cause all shares covered by such Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such shares;

         (f) enter into customary agreements (including, in the case of an underwritten offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Securities included in such Shelf Registration Statement, and, in the case of an underwritten offering, make representations and warranties to the holders of Registrable Securities covered by such Shelf Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the same to the extent customary if and when requested;

         (g) make available for inspection during normal business hours by a representative of the Holders of Registrable Securities covered by such Shelf Registration Statement and

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any managing underwriter, and any attorney or accountant retained by such
Holders or managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by such representative, managing underwriter, attorney or accountant in connection with such Shelf Registration Statement;

         (h) use its best efforts to furnish to each Holder of Registrable Securities covered by such Shelf Registration Statement a signed counterpart, addressed to such Holder (and, in the case of an underwritten offering by the Company, the underwriters), of

                  (i) an opinion of counsel for the Company, dated the effective date of such Shelf Registration Statement (and, in case of an underwritten offering by the Company, dated the date of each closing under the underwriting agreement), reasonably satisfactory in form and substance to such Holder, and

                  (ii) a "comfort" letter, dated the effective date of such Shelf Registration Statement (and, in the case of an underwritten offering, dated the date of each closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Shelf Registration Statement, covering substantially the same matters with respect to such Shelf Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder (or the underwriters) may reasonably request;

         (i) immediately notify each Holder of Registrable Securities covered by such Shelf Registration Statement and any managing underwriter, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder or any such managing underwriter, promptly prepare and furnish to such Holder or managing underwriter a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

         (j) notify each Holder of Registrable Securities covered by such Shelf Registration Statement and any managing underwriter as promptly as practicable after becoming aware of the issuance by the Commission of any stop order suspending the effectiveness of such

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Shelf Registration Statement or the initiation of any proceedings for that purpose or the receipt by the Company of any notification with respect to the suspension of qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and make all reasonable efforts to obtain as promptly as practicable the withdrawal of any order or other action suspending the qualification of the Registrable Securities for sale in any jurisdiction;

         (k) (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, (ii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such Shelf Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act, and (iii) not file any Shelf Registration Statement or Prospectus or amendment or supplement to such Shelf Registration Statement or Prospectus to which any such Holder of Registrable Securities covered by any Shelf Registration Statement shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two Business Days prior to the filing thereof;

         (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Senior Notes, and effect such changes to the Indenture as may be required for it to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the trustee under the Indenture to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner; and

         (m) to file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner and, to the extent the Company's obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the Effectiveness Period, the Company shall register the Registrable Securities under the Exchange Act and shall maintain such registration through the Effectiveness Period.

         The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information and undertakings regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each Holder of Registrable Securities covered by any Shelf Registration Statement agrees (i) that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (i) of this Section 6, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the Shelf Registration Statement relating to such Registrable Securities until such Holder's receipt of

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the copies of the supplemented or amended Prospectus contemplated by paragraph
(i) of this Section 6 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies (which shall be conspicuously marked as such), then in such Holder's possession of the Prospectus relating to such Registrable Securities current at the time of receipt of such notice and (ii) that it will immediately notify the Company, at any time when a Prospectus relating to the registration of such securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to the Company in writing for inclusion in such Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

         Section 7.        Indemnification.

         (a) In the event of any registration of any Holder's Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each such Holder (a "Selling Holder"), its directors, officers and/or trustees, each underwriter and each controlling Person of any Selling Holder, if any (an "Indemnified Party"), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), including attorneys' fees and costs, to which such Indemnified Party may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Shelf Registration Statement under which such securities were registered under the Securities Act, any Prospectus contained therein, any other document used to sell the securities (including an illegal prospectus) (collectively, the "Selling Documents"), or any amendment or supplement thereto (an "Amended Selling Document"); or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any Prospectus) not misleading, and shall reimburse each such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Indemnified Party in any such event to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Selling Document, Amended Selling Document, or any other document, in reliance upon and in strict conformity with written information furnished to the Company by such Indemnified Party specifically for use therein; and provided further that the Company shall not be liable under this paragraph (a) with respect to any misstatement or omission or alleged misstatement or omission in any Selling Document to the extent that any such loss, claim, damage or liability results from the fact that the Indemnified Party sold securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of any Amended Selling Document if the Company had previously furnished copies thereof to such Indemnified Party and if the misstatement or omission or alleged misstatement or omission was corrected in

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the Amended Selling Document. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

         (b) In the event of any registration of any of the Company's securities or any Registrable Securities under the Securities Act, each Selling Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Shelf Registration Statement and agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each underwriter and each controlling Person of the Company, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Company, its directors, such Selling Holder, underwriter or controlling Person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof), arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Shelf Registration Statement under which such securities were registered under the Securities Act, any Selling Document or any Amended Selling Document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse the Company, its directors, such underwriter and controlling Person for any legal or other expenses reasonably incurred by such Persons in connection with investigating or defending any such loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon and in strict conformity with written information furnished to the Company by such Selling Holder.

         (c) If the indemnification provided for in paragraph (a) or (b) above is unavailable to an indemnified party in accordance with its terms in respect of any losses, claims, damages or liabilities referred to therein, then the obligations of each indemnitor thereunder shall be limited to such amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of such indemnitor on the one hand and of the indemnified parties on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of each indemnitor and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnitor, or by the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method

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of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expense reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it exceeds the amount of any damages which such person has otherwise been required to pay and has actually paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnitor under paragraph (a) or (b) above, as the case may be, notify the indemnitor in writing of the commencement thereof; but the omission so to notify the indemnitor shall not relieve it from any liability which it may have to any indemnified party under such subsection unless the failure to provide such notice results in the forfeiture by the indemnitor of substantial rights or defenses. In case any such action shall be brought against any indemnified party, and it shall notify the indemnitor of the commencement thereof, the indemnitor shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnitor and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are in addition to or in conflict with those available to the indemnitor, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnitor shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnitor of the defense of such action, and approval by the indemnified party of counsel, the indemnitor shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless
(i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnitor shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnitor and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnitor has authorized the employment of counsel for the indemnified party at the expense of the indemnitor. The indemnitor shall not be liable for any settlement of

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any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld.

         Section 8.        Miscellaneous.

         (a) Governing Law. This Agreement shall be governed by and construed under the internal substantive laws of the State of Delaware.

         (b) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties and their respective successors, assigns, heirs, executors and administrators. The rights and obligations of any Investor hereunder may be assigned by such Investor to any Person acquiring Registrable Securities from the Investor contemporaneously with such assignment, provided that the rights so assumed shall apply only to the Registrable Securities so acquired. The rights and obligations of the Company hereunder may not be assigned by it without the prior written consent of the Investors.

         (c) Entire Agreement. This Agreement, the Purchase Agreement and, with respect to the Senior Notes, the Indenture constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         (d) Separability. Any invalidity, illegality or limitation of the enforceability of any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality or enforceability of the other provisions of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (e) Amendment and Waiver. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of not less than two thirds of the both the aggregate principal amount of the Senior Notes and the shares of Common Stock issued pursuant to the Purchase Agreement; provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of aggregate principal amount of the Senior Notes or shares of Common Stock issued pursuant to the Purchase Agreement which are required to consent to any waiver or supplemental agreement unless the consent of the holders of all outstanding Registrable Securities are

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



obtained. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and each Holder under this Agreement. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

         (f) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holders' part of any breach, default or noncompliance under this Agreement or any waiver on the Holders' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies afforded to the Holders under this Agreement shall be cumulative and not alternative.

         (g) Notices, etc. All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to any Holder, initially at the address set forth below its name on the Holder's signature page to this Agreement, and thereafter at such other address, notice of which is given in accordance with this Section 8(g); and

                  (ii) if to the Company, initially at 3601 NW 63rd Street, Oklahoma City, Oklahoma 73116-2087, Attention: Chief Executive Officer, and thereafter at such other address notice of which is given in accordance with this Section 8(g).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         (h) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          LOCAL FINANCIAL CORPORATION



                                          By: /s/ Edward A. Townsend
                                               ----------------------------
                                              Name: Edward A. Townsend
                                              Title: Chairman

Investor Signature Page to Registration Rights Agreement




                                                --------------------------
                                                Name




                                       By:
                                                --------------------------
                                                Name:
                                                Title:
                                                Address:
                                                         -----------------
                                                --------------------------
                                                --------------------------



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